                                                                  Exhibit 10.135


                               FURTHER AMENDMENT
                            TO MANAGEMENT AGREEMENT

     This Amendment dated as of February 21, 2002 (the "Amendment"), has been executed by and between Mace Security International, Inc., a Delaware corporation ("Owner"), and, Mark Sport, Inc., a Vermont corporation ("Operator").

                                   RECITALS

     The parties to this Amendment are the current parties in interest to that certain Management Agreement dated February 1, 2000, as amended and extended (as so amended and extended, the "Management Agreement"). Owner and Operator are in disagreement as to the net amount owed as of December 31, 2001, between the parties under the terms of the Management Agreement, with Owner asserting that Operator owes Owner $219,042 in net payments, and Operator asserting that Owner owes Operator a net payment.

     The parties by this Amendment wish to set forth the terms upon which all payment obligations under the Management Agreement as of December 31, 2001, are specifically determined, and further wish to extend the term of the Management Agreement, as modified and amended hereinbelow.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree to amend the Management Agreement as follows:

                                   ARTICLE I
                                  Amendments

     1.1 All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Management Agreement.

     1.2 The parties hereto agree that, notwithstanding any previous dispute as to amounts owed between the parties, the net amount owed between the parties as of December 31, 2001, for any and all payments, reimbursements and costs provided for in the Management Agreement, whether by way of Monthly Payment, Operator Fee, Balance Statement Payment, Operating Revenue, Operating Cost, Capital Cost, Depreciation Expense Payment, or otherwise, is the net amount of $126,847 owed by Operator to Owner. The parties further agree that the $92,195 difference between the $219,042 receivable on Owner's books as of December 31, 2001 and the $126,847 receivable agreed to under this Paragraph 1.2, shall be recorded by Owner as a reduction of the Depreciation and Expense Payment receivable accrued by Owner through December 31, 2001.

     1.3 The term of the Management Agreement shall be extended to April 30, 2002.

     1.4 The parties agree that for purposes of calculating the Balance Statement Payment upon termination of the Management Agreement, the Ending Balance Statement shall be compared to the December 31, 2001, balance statement of the Business (a copy of which is attached hereto as Exhibit A), instead of being compared to the January Balance Statement as provided in the original Management Agreement. The parties further agree that the Depreciation and Expense Payment due under Paragraph 5.3 shall be calculated from January 1, 2002 through the end of Management Term, instead of from February 1, 2000 through the end of the Management Term.

     1.5 The parties confirm that the amount referred to in Paragraph 1.2 above will not be covered by, nor will it be subject to, the Guaranty Agreement signed by Jon Goodrich dated February 1, 2000.

     1.6 Operator agrees to pay Owner the amount set forth in Section 1.2 above within thirty days of the termination of the Management Agreement, as extended hereby, in addition to any additional amounts that may arise under the Management Agreement between December 31, 2001, and April 30, 2002. If Operator is owed any commission under Section 13.3 of the Management Agreement, Operator may offset any payment Operator owes Owner against the commission owed Operator under Section 13.3 of the Management Agreement. Owner also agrees to pay Operator any net amounts due Operator (if any) within 30 days of the termination of the Management Agreement.

                                  ARTICLE II
                                 Miscellaneous

     2.1 All references in the Management Agreement to "this Agreement" or like terms shall mean and be a reference to the Management Agreement as amended by this Amendment and all references to "the Management Agreement" or a like term in any agreement executed in connection with the Management Agreement shall mean and be a reference to the Management Agreement as amended by this Amendment. The parties further acknowledge that the Management Agreement is to be strictly enforced and that there are no oral or other understandings concerning the Management Agreement which are not contained in the four corners of the Management Agreement.

     2.2 Except as specifically amended by this Amendment, the Management Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                 OWNER:
                                 Mace Security International, Inc.

                                 By:   /s/ Robert M. Kramer
                                     Robert M. Kramer, Executive Vice President


                                 OPERATOR:
                                 Mark Sport, Inc.

                                 By:   /s/ Jon E. Goodrich
                                     Jon E. Goodrich, President

                             MANAGEMENT AGREEMENT


                                by and between


                       Mace Security International, Inc.


                                      and


                               Mark Sport, Inc.

                             MANAGEMENT AGREEMENT
                             --------------------

     THIS MANAGEMENT AGREEMENT (the "Agreement") has been entered into effective February 1, 2000, by and between Mace Security International, Inc., a Delaware corporation (the "Owner"), and, Mark Sport, Inc., a Delaware corporation (the "Operator").

                                   RECITALS:

     Owner is the lessee of certain real property having the common address of 180-200 Benmont Avenue, Bennington, Vermont ("Facility"). The Facility is a portion of a building consisting of 159,651 square feet, more or less, of improved and unimproved space, and commonly known as the "Holden-Leonard Mill" or the "Big Mill." Owner leases the Facility from Vermont Mill Properties, Inc., under a Sub Lease Agreement dated November 15, 1999. Owner operates its Consumer Products Division, MACB Division, Franchise Division and Kiosk Division ("Business") from the Facility. Operator desires to provide certain operations, management, maintenance, and other services relating to the Business, as set forth in this Management Agreement, and Owner is interested in having the Operator provide such services.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements of the parties herein expressed, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     The following terms shall have the meanings specified in this Article I when capitalized and used in this Agreement. The meanings specified are applicable to both the singular and the plural.

     "Affiliate" shall mean with respect to any person, any other person who,
      ---------
either alone or acting in concert with other persons, controls, is controlled by, or is under common control with such person. For purposes of this definition, "control," as used with respect to any person or group of persons acting in concert, shall mean the possession, directly or indirectly, of the power to direct management and policies of the controlled person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall mean this Management Agreement, as it may be amended or
      ---------
supplemented from time to time.

     "Business" shall mean the Consumer Products Division, MACB Division,
      --------
Franchise Division and Kiosk Division and T.G. Guard Division owned and operated by Owner and as reported in its filings under the Securities Exchange Act of 1934 ("Exchange Act") and in its internal financial records.

     "Business Day" shall mean any day other than a Sunday or legal holiday.
      ------------

     "Capital Costs" shall mean expenditures relating to the facility, the
      -------------
Equipment, and/or the Business which are of a capital nature, in accordance with generally accepted accounting principles.

     "Commencement Date" shall mean February 1, 2000, the date on which Operator
      -----------------
shall commence its responsibilities under this Agreement, as also set forth in
Section 9.1 hereof.

     "Confidential Information shall mean any products, ideas, or compilations
      ------------------------
of information in any form which is not in the public domain, in connection with the operation of the Business and related to the Owner's research and development activities. By way of illustration and without limiting the foregoing, Confidential Information shall include, to the extent such items relate to or are prepared in connection with the Business, any and all (a) engineering and other sketches, (b) drawings and tracings, (c) patent applications, (d) specifications, (e) photographs, (f) memoranda, (g) notebooks,
(h) designs, (i) bills of materials, (j) sources of supplies and materials, (k) cost and financial data, (l) processes, (m) production machinery and equipment,
(n) procedures, (o) merchandising methods, (p) ideas, illustrations, and know-how, (q) customer lists and (r) distributor lists.

     "Day" shall mean a calendar day (including Saturdays, Sundays, and
      ---
holidays), except that, in the event that an obligation to be performed under this Agreement falls due on a calendar day which is not a Business Day, the obligation shall be deemed due on the next Business Day thereafter.

     "Depreciation and Amortization Expense" shall mean the depreciation and
      -------------------------------------
amortization charges the Owner takes on its financial records with respect to the Facility, Equipment, Intellectual Property and any other tangible and intangible personal property used in connection with the Business, all in accordance with generally accepted accounting principles.

     "Equipment" shall mean all of the equipment, apparatus, structures, tools,
      ---------
and other goods used in the operation of Business, and any and all replacements, additions and accessions thereto.

     "Ending Balance Statement" shall mean a balance statement of the Facility,
      ------------------------
Equipment, Intellectual Property and all other assets and liabilities relating to the Business as of the last day of the month that the Management Term expires. All valuations on the Ending Balance Statement shall be those used by Owner in the filing of its required reports under the Exchange Act, all prepared in accordance with generally accepted accounting principles, except there shall be no decrease in the value of the accounts receivables due to any of the January Receivables not being collected during the Management Term and there shall be no decrease in the value of inventory value due to any January Inventory not being sold during the Management Term.

     "Excusable Cause" shall mean an event of Force Majeure which is beyond the
      ---------------
control of the Operator and not caused by the act, omission or negligence of Operator or its Subcontractors.

     "Facility" the improved real property having the common address of 180-200
      --------
Benmont Avenue, Bennington, Vermont, which is a portion of a building consisting of 159,651 square feet, more or less, of improved and unimproved space, commonly known as the "Holden-Leonard Mill" or the "Big Mill." Owner leases the Facility from Vermont Mill Properties, Inc. under a Sub Lease Agreement dated November 15, 1999.

     "Force Majeure" shall mean any act, event or condition that has had or may
      -------------
reasonably be expected to have a material, adverse effect on the ability of the party relying thereon to perform its obligations under this Agreement, which act, event or condition is beyond the reasonable control of, and is not the result of the willful or negligent action or inaction of, the party relying thereon as justification for not performing an obligation or complying with any condition required of such party under this Agreement. Such act or events may include, but shall not be limited to, the following:

          (a) an act of God, epidemic, lightning, earthquake, fire, explosion, storm, hurricane, flood, landslide, sink hole or similar occurrence, an act of a public enemy, or blockade, insurrection, sabotage, riot, general arrest or restraint on government and people, civil disturbance, or similar occurrence;

          (b) the failure of any appropriate federal, state, county or city public agency or private utility having operational jurisdiction in the area in which the Facility is located, to provide and maintain utilities and utility services, water and sewer lines, and power transmission lines to the Facility which are required for and essential to the operation of the Business;

     "Hazardous Waste" means any quantity of material, substance or waste which
      ---------------
by reason of its composition or characteristic is (a) defined, characterized or identified as hazardous waste in either the Solid Waste Disposal Act, 42 U.S.C. 6901 et. seq., as replaced or amended, and the regulations thereunder, or by the United States Environmental Protection Agency or by any comparable Vermont state agency, pursuant to the Resource Conservation and Recovery Act, as amended, or in applicable Vermont statues as the same may be replaced or amended, and the regulations thereunder or (b) radioactive materials or special nuclear or by-products material within the meaning of the Atomic Energy Act of 1954, as replaced or amended. If any governmental agency or unit having appropriate jurisdiction shall determine that substances which are not, as of the date hereof, considered hazardous as defined under the statutes specified in (a) or
(b) above, are hazardous under such statutes, then such substances shall be Hazardous Waste for the purposes of this Agreement as of the effective date of such determination.

     "Intellectual Property" shall mean the copyrights, patents, trade names,
      ---------------------
and service marks used in connection with the Business.

     "January Balance Statement" shall mean a balance statement of the Facility,
      -------------------------
Equipment and all other assets and liabilities relating to the Business as of January 31, 2000, prepared by Owner. All valuations on the January Balance Statement shall be those used by Owner in the filing of its required reports under the Exchange Act, all prepared in accordance with generally accepted accounting principles.

     "January Receivables" shall mean the account receivables for the Business,
      -------------------
as set forth on the January Balance Statement.

     "January Inventory" shall mean the inventory for the Business, as set forth
      -----------------
on the January Balance Statement.

     "Labor Costs" shall mean the hourly wage or salary paid to the employees
      -----------
before deductions, and shall include customary and usual fringe benefits, payroll taxes, and unemployment taxes. For the purposes of this Agreement, Labor Costs shall include the actual wages or salary, including fringe benefits, payroll taxes and unemployment taxes paid to officers and employees of Owner (excluding key executive officers of the Owner) for the time said officers and employees worked at the Facility and/or in the Business.

     "Laws" shall mean all ordinances, laws, codes or other legislative or
      ----
administrative acts of the United States of America, any State or any local government or any agency, department, authority, political subdivision or other instrumentality of any thereof, having jurisdiction over the Business, the Operator or the Owner, and all final decrees, judgments or orders of a court or any such legal agency which are legally binding and enforceable and all permits, licenses and standards, including all safety and environmental requirements.

     "Management Term" shall mean the period during which the Operator manages
      ---------------
the Business under the provisions of this Agreement, which period shall commence on February 1, 2000, and shall end on July 30, 2000, unless the parties hereto agree to extend the Management Term as provided in Section 9.2.

     "Net Operating Revenues" shall mean the difference, calculated on a
      ----------------------
calendar month accrual basis, between (i) the Operating Revenues and (ii) the total of the Operating Costs and the Capital Costs.

     "Operating Costs" shall mean any and all costs and expenses in connection
      ---------------
with the management, operation and conduct of the Business and the maintenance of the Facility, Equipment and Intellectual Property, incurred, accrued or expensed during the term of this Agreement, including, by way of example rather than limitation, any and all (i) Labor Costs; (ii) costs and expenses in connection with the acquisition (whether by purchase or lease) and maintenance of the Equipment; (iii) the costs of licenses, permits, approvals, bonds, letters of credit, inspections required for the operation of the Facility; (iv) lease payments, real property taxes, personal property taxes, employer taxes, and present or future duties or taxes imposed specifically on the Business, expressly relating to the Business and or Services (excluding all of Owner's federal and state income taxes; (v) the costs of operating the kiosks maintained by the Business; (vi) the costs of providing utilities and utility services required for the safe and efficient operation of the Facility; (viii) legal and accounting fees (both from outside professionals and inside employees) related to the Facility, the Intellectual Property and the operation of the Business;
(ix) the costs of research and development of products and of obtaining and maintaining, patens, trademarks and service marks; (x) the costs relating to the franchises sold by the Owner; (xi) training and educational expenses, insurance and other reasonable and necessary general and administrative costs incurred and allocable to the operation of the Business and Facility; (xii) costs of marketing, promoting, selling, transporting, storing or otherwise distributing the products of the Business. Operating Costs shall not include income taxes of Owner or Operator, nor any Capital Costs or the Depreciation and Amortization Expense.

     "Operating Revenues" shall mean all revenues, rentals, payments and fees
      ------------------
generated by the Facility and Business, including, without limitation, gross sales prices of products sold by the Business.

     "Operator" shall have the meaning set forth in the initial paragraph of
      --------
this Agreement.

     "Operator Indemnified Parties" shall have the meaning given such term in
      ----------------------------
Article XII hereof.

     "Owner" shall have the meaning set forth in the initial paragraph of this
      -----
Agreement.

     "Owner Indemnified Parties" shall have the meaning given such term in
      -------------------------
Article XII hereof.

     "Services" shall mean all of the operations, maintenance and management
      --------
services to be performed by Operator pursuant to the terms of this Agreement.

     "Subcontract" shall mean any contractor, constructor, supplier, or vendor
      -----------
engaged by Operator pursuant to this Agreement.

                                  ARTICLE II
              RELATIONSHIP OF OWNER, OPERATOR, AND SUBCONTRACTORS
              ---------------------------------------------------

     2.1  Status of Operator.  Operator shall perform and execute the provisions
          ------------------
of this Agreement as an independent contractor to Owner and shall not be an agent or employee of Owner.

     2.2  Subcontracts and Subcontractors.  Without the prior written approval
          -------------------------------
of Owner, Operator shall have the right to enter into such agreements and to have services performed by Subcontractors pursuant to written Subcontracts between Operator and such Subcontractors. No contractual relationship shall exist between Owner and any Subcontractor with respect to the Services to be performed hereunder. No Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement. To the maximum extent practicable, Owner shall communicate with any Subcontractor only through Operator.

                                  ARTICLE III
                          OPERATOR'S RESPONSIBILITIES
                          ---------------------------

     Operator shall have the responsibility to perform the operation and management and maintenance services delineated in this Article III.

     3.1  Day-to-day Operation of the Business.  Operator during the Management
          -------------------------------------
Term of this Agreement shall manage the day-to-day operation of the Business.
In connection with operating the Business, the Operator shall be entitled to use the Facility, Equipment and Intellectual Property. Operator's duties in managing the Business shall be as follows:

     (a) carry on the Business in substantially the same manner as it has been operated prior to this Agreement, including, without limitation, the manufacturing of products for sale, supervision of employees, the sale and merchandising of products, collection of accounts receivable, the use of the Intellectual Property, and payment of liabilities; however, the Operator shall not introduce any material new method of management, or operation, without Owner's consent;

     (b) maintain the Facilities and Equipment in as good working order and condition as at present, ordinary wear and tear excepted;

     (c)  keep the Intellectual Property protected and properly registered;

     (d) perform Owner's obligations under agreements relating to or affecting the Business, the Facility and the Equipment, including payment of debts as they become due;

     (e) supervise all of the employees of the Owner who work in the Business, excepting only the accounting and financial employees who shall be supervised by Owner;

     (f) keep in full force and effect present insurance policies relating to the Business or other comparable insurance coverage with reputable insurers;

     (g) maintain and preserve the Business's relationships with suppliers, customers, consultants, independent contractors and others having relations with the Business;

     (h)  maintain compliance with all Laws;

     (i) take, use, provide, and make all proper, necessary, and sufficient precautions, safeguards, and protections against the occurrence or happening of any accidental injuries or damages in connection with its performance of the Services.

     (j) cooperate with Owner in the preparation of monthly interim financial statements relating to the Business.

     3.2  Inventories and Accounts Receivables.  During the Management Term,
          ------------------------------------
the Operator shall use all efforts to sell the January Inventory prior to any inventory manufactured during the Management Term. During the Management Term, the Operator shall use all efforts to collect all January Receivables prior to the collection of accounts receivables created during the Management Term. During the Management Term, any inventory sales shall first be applied against the January Inventory on a first-in, first-out basis. During the Management Term, any funds collect on accounts receivables from a customer shall be applied to oldest account receivable outstanding from the customer, regardless of any priority requested by the customer.

     3.3  Prohibited Activities.  During the term of this Agreement, Operator
          ---------------------
shall not, without the prior written consent of Owner:

     (a) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of an aggregate of $10,000, except in the normal course of business;

     (b) increase the compensation payable or to become payable to any, employee, consultant or agent, or make any bonus or management fee payment to any such person, or hire any employee, consultant or agent, except for hiring which may be terminated on thirty (30) days' notice;

     (c) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties of the Owner whether now owned or hereafter acquired;

     (d) sell, assign, lease or otherwise transfer or dispose of any property or equipment, except in the normal course of business;

     (e) negotiate to acquire any business or begin any new business or project;

     (f) merge or consolidate or agree to merge or consolidate with or into any other corporation;

     (g)  waive any of Owner's material rights or claims;

     (h) breach or permit a breach of, amend or terminate, any material agreement, or any permit, license or other agreement or right to which Owner is a party;

     (i) enter into any other transaction outside the ordinary course of the Business as conducted prior to the date of this Agreement;

     3.4  Subcontractors.  Operator shall be solely responsible for the
          --------------
engagement and management of Subcontractors in the performance of the Services; however, neither the engagement of Subcontractors nor Owner's consent thereto shall relieve Operator of its responsibilities under this Agreement.

     3.5  Maintenance of Confidentiality.  Operator agrees to maintain in
          ------------------------------
confidence all Confidential Information of Owner in its possession. Except for use of Confidential Information for the purpose of operating the Facility and Business, Operator shall not, without the prior written consent of Owner, publish, disclose, copy, or use at any time any Confidential Information of Owner of which Operator becomes aware, informed, or otherwise acquires during the period of operation. Operator shall take all necessary steps to instruct persons with authorized access to Confidential Information as to the requirements of this provision and to prevent the breach of this provision by such persons.

     3.6  Compliance with Laws.  Operator shall at all times perform the
          --------------------
Services and its obligations under this Agreement in compliance with all applicable Laws. Operator shall at all times dispose of and handle all Hazardous Waste in accordance with the requirements of all Laws.

                                  ARTICLE IV
                           OWNER'S RESPONSIBILITIES
                           ------------------------

     4.1  Access.  At all times during the Management Term, Owner shall grant to
          ------
Operator dominion, control and quite enjoyment of the Facility, the Equipment, the Intellectual Property and all other assets of the Business for the purposes of managing the Business under the provisions of this Agreement.

     4.2  Conditions.  The Facility, Equipment and Intellectual Property shall
          ----------
be in "as is" condition.

     4.3  Disclosure of Information.  Owner shall provide Operator with all
          -------------------------
current operation and maintenance documents and information that are required for the operation of the Business and the maintenance of the Facility and Equipment. Should any information provided to Operator be classified as confidential or proprietary, Owner shall use reasonable efforts to obtain all necessary authorizations, releases, acknowledgments, or other approvals necessary to provide Operator access to and use of such information. Operator shall comply with all reasonable requests to protect the confidential or proprietary nature of such information, including, but not limited to the execution and delivery of a confidentiality agreement, in the form provided by Owner.

     4.4  Owner's Permit Obligations.  Owner shall provide to Operator and shall
          --------------------------
use its best efforts to maintain any and all Federal, state, local or other authorizations, certificates, licenses, permits (including environmental) inspections and other governmental approvals necessary for the operation of the Business.

     4.5  Financial Reporting and Accounting.  Owner shall be responsible for
          ----------------------------------
the accounting controls of the Business and for preparing all financial reports of the Business. Owner shall provide to Operator copies of all financial reports concerning the Business which are reasonably requested by the Operator. Owner shall maintain such books and records as may be required for the Operator to (i) know the amount of all monthly Operating Revenues, Operating Costs and Capital Costs, and (ii) for Operator to pay all monthly Operating Costs and Capital Costs. The books and records of the Business shall be available once each month for review by Operator during normal business hours with reasonable advance notice. Operator shall cooperate with Owner in the preparation of the financial reports of the Business and Operator shall promptly forward to Owner all correspondence and records received by Operator concerning the Business.

                                   ARTICLE V
                           PAYMENT AMOUNT AND TERMS
                           ------------------------

     5.1  Operating Costs and Operating Revenues.  Operator shall be responsible
          --------------------------------------
for billing and collecting all accounts and receivables generated by the operation of the Business. Operator shall use Owner's existing bank accounts and procedures governing the use, collection and receipt of accounts receivables, as are currently in existence. The Operating Revenues of the Business shall be used by the Operator to pay the Operating Costs and Capital
Costs of the Business.   Subject to Section 5.2 hereof, Operator shall pay all
Operating Costs and Capital Costs from the Operating Revenues on a monthly basis or otherwise in accordance with the terms of any agreements with respect to such costs.

     5.2  Payment of Operating Costs.
          --------------------------

     (a) Operator shall pay or provide all funds necessary to pay all Operating Costs and Capital Costs on a monthly basis on and after the date of this Agreement for as long as Operator is operating the Business. All Operating Costs and Capital Costs shall be deductible from Operating Revenues. Should any month's Operating Revenues be insufficient to satisfy the same month's Operating Costs and Capital Costs, then the Operator shall fund the amount of the shortfall to the Owner within five (5) days of Owner providing Operator with a written computation of the shortfall.

     (b) Owner shall be entitled to withdraw from the Business the outstanding cash balance reflected on the January Balance Statement. Operator shall not have the use of the outstanding cash balance reflected on the January Balance Statement.

     5.3  Owner's Payments.  Each month during the Management Term, commencing
          ----------------
on February 15, 2000, and continuing on the fifteenth day of each month thereafter, Operator shall pay the Owner the sum of Twenty Thousand ($20,000) Dollars ("Monthly Payment"). Operator shall also pay to Owner the sum of all Depreciation and Amortization Expense accrued during the Management Term twenty
(20) days after the expiration of the Management Term ("Depreciation and Expense Payment"). The Monthly Payment and Depreciation and Expense Payment shall be paid to Owner by Operator, regardless of whether the Operating Revenue during the Management Term exceeded the Operating Costs and Capital Costs.

     5.4  Operator's Fees.  The parties hereto agree that in consideration of
          ---------------
Operator's performance of the Services, Operator during the Management Term, shall be entitled to retain for its own account each month all Net Operating Revenue for the month ("Operator Fee"). The Operator's Fee shall be calculated by the Owner and shall be paid monthly by the twentieth day of the month after the month for which the Net Revenue was calculated, based on the financial records maintained by the Owner as set forth in Section 4.5.

     5.5  Balance Statement Payments.  Within forty five (45) days after the
          --------------------------
expiration of the Management Term, Owner shall compile the Ending Balance Statement. If assets less the liabilities of the Business as stated on the Ending Balance Statement, exceed the assets less the liabilities of the Business as stated on the January Balance Statement, the Owner shall pay the amount of the excess to the Operator. If assets less the liabilities of the Business as stated on the January Balance Statement exceed the assets less the liabilities of the Business as stated on the Ending Balance Statement, the Operator shall pay the amount of the excess to the Owner. All payments due under this Section 5.5 shall be paid within ten (10) days of the date that Owner provides to Operator a true and correct copy of the Ending Balance Statement.

     5.6  Disputes.  Operator may, in good faith, contest the validity,
          --------
reasonableness, or accuracy of any Operating Revenue, Operating Cost, Capital Costs, Ending Balance Sheet or other amount submitted by Owner to Operator, and shall notify Owner of the reasons for contesting such amount, whereupon Owner shall have the right to amend computations. All disputes shall be resolved pursuant to Article VIII hereof. In the event it is determined that Operator or Owner has improperly withheld any such disputed amounts, Operator or Owner, as applicable, shall immediately pay to the other the disputed amount, together with interest at the rate of twelve percent (12%) per annum. In the event Operator or Owner fails to pay undisputed amounts required to be paid to the other party under this Article V in accordance with this Article V, the party to whom payment is owed shall not have the right to declare the other party in default of its obligations hereunder, until such time as (i) the party who is owed payment delivers notice to the other party stating that undisputed amounts are due and owing to hereunder and that the party who failed to pay will be declared in default of its obligations hereunder unless such undisputed amounts are paid within ten (10) Days after the date of such notice, and (ii) the party who owed the payment fails to pay the such undisputed amounts as are due and owing to the other party within such ten (10) Day period.

                                  ARTICLE VI
                                  OPERATIONS
                                  ----------

     6.1  Operations.  The Operator has sole authority to operate Business under
          ----------
the terms of this Agreement during the Management Term.

                                  ARTICLE VII
                                   INSURANCE
                                   ---------

     7.1  Operator's Insurance.  During the Management Term, Operator shall
          --------------------
maintain, with insurance carriers acceptable to Owner, insurance coverages of the type and in such amounts and against such risks as are customarily covered and insured against by persons in similar businesses as Operator, but in no event less than insurance coverages that will protect Owner from claims set forth below that may arise out of or result from Operator's activities under this Agreement, whether such activities are performed by itself or by anyone directly or indirectly employed by Operator, or by anyone for whose acts any of them may liable: (i) claims under Worker's or Workmen's Compensation, as required by applicable law and subject to statutory limits, for Operator's employees (it is acknowledged that Owner's employees will be covered by the Owner's Workmen's Compensation insurance); and (ii) comprehensive general liability insurance including claims for damages because of bodily injury, occupational sickness or disease or death of Operator's employees, with a single limit of One Million Dollars ($1,000,000).

     7.2  Owner's Insurance.  Owner shall maintain its existing casualty and
          -----------------
liability insurance coverages on the Facility; and (ii) Worker's Compensation insurance as required by applicable law. Any losses within the deductible provided for in all such insurance shall be borne by Owner.

     7.3  Non-waiver.  The failure of Owner or Operator to comply with the
          ----------
foregoing insurance requirements shall in no way waive their respective obligations or liabilities under this Agreement or the rights of Owner hereunder against Operator or the rights of Operator hereunder against Owner.

     7.4  Right to Insure.  Should Operator or Owner fail to provide or maintain
          ---------------
any of the insurance coverages referred to in this Article VII, Operator or Owner, as the case may be, shall have the right to provide or maintain such coverage at the other's expense.

                                 ARTICLE VIII
                              DISPUTE RESOLUTION
                              ------------------

     8.1  Procedure.
          ---------

     (a) In the event a dispute arises between Owner and Operator regarding the performance, application, or interpretation of any provision of this Agreement, the aggrieved party shall notify the other party to this Agreement of the dispute, except no further notice shall be required where the notice required by
Section 5.6, 12.3(a) or 12.4 has been sent. Notices sent under Section 5.6, 12.3(a) or 12.4 shall constitute a notice under this Section 8.1(a). If the parties shall have failed to resolve the dispute to their mutual satisfaction within fifteen (15) Days after delivery of such notice, then such dispute will be submitted to and decided by binding arbitration upon the written demand of either party.

     (b) Disputes which can not be resolved by the parties within the time set forth in Section 8.1(a) above shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     (c) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

     (d) Within forty five (45) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

     (e) The award pursuant to such arbitration will be final, binding and conclusive.

     (g) Counsel to Owner and Operator in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Owner and Operator, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

     8.2  Continuation of Work.  Pending final resolution of any dispute
          --------------------
pursuant to Section 8.1, the parties shall continue to fulfill their respective obligations hereunder.

                                  ARTICLE IX
                           COMMENCEMENT AND RENEWAL
                           ------------------------

     9.1  Commencement.  The Commencement Date of this Agreement shall be the
          ------------
date of this Agreement.

     9.2  Management Term.  Except as may otherwise be noted herein, this
          ---------------
Agreement shall remain in full force and effect for an initial term commencing on February 1, 2000, and ending on July 30, 2000, after which this Agreement may be extended in six-month increments upon the joint written agreement of Owner and Operator. The obligations of the parties hereunder shall survive the expiration of the Management Term; however, upon the expiration of the Management Term, the Operator shall no longer manage the Business.

     9.3  MACB Division.  Operator acknowledges that Owner may sell the MACB
          --------------
division. During the Management Term, Owner may sell the MACB division and upon consummation of the sale, the Business shall no longer include the MACB division and all assets, liabilities, Operating Revenue, Operating Costs and Capital Costs of the MACB division shall be eliminated from the provisions of this Agreement from the date that the sale is consummated. If the MACB division is sold during the Management Term, (i) the Amortization and Depreciation Expense on the assets sold as part of the MACB division shall not be included as part of the Amortization and Depreciation Payment due under Section 5.3, and (ii) the assets and liabilities of the MACB division shall be removed from the January Balance Statement and the Ending Balance Statement.

                                   ARTICLE X
                            DEFAULT AND TERMINATION
                            -----------------------

     10.1 Termination by Owner With Cause.  If Operator fails to perform its
          -------------------------------
obligations in accordance with the terms of this Agreement, and if such failure continues unremedied for more than fifteen (15) Days following written notice from Owner to Operator specifying the nature of such failure and such failure is not for Excusable Cause, Owner shall have the right to terminate this Agreement; provided, however, that if the default is incapable of being cured within such period of time and the Operator has commenced taking appropriate steps to cure the default, the cure period shall be extended so long as the Operator is expeditiously and diligently attempting to complete such cure and the Operator is given reasonable assurance that such efforts will be successful.

     10.2 Termination by Operator.
          -----------------------

          10.2.1  With Cause.  If Owner fails to perform its obligations in
                  ----------
accordance with the terms of this Agreement, and if such failure continues unremedied for more than fifteen (15) Days following written notice from Operator to Owner specifying the nature of such failure and such failure is not due to a Force Majeure, Operator shall have the right to terminate this Agreement; provided, however, that if the default is incapable of being cured within such period of time and the Owner has commenced taking appropriate steps to cure the default, the cure period shall be extended so long as the Owner is expeditiously and diligently attempting to complete such cure and the Owner is given reasonable assurance that such efforts will be successful.

     10.3 Bankruptcy of Operator or Owner.  If either Operator or Owner is
          -------------------------------
adjudged a bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, then the other party may, without prejudice to any right or remedy available to it at law or in equity, terminate this Agreement upon ten (10) Days' prior written notice.

     10.4 Owner's Rights Upon Termination.  In the event that Owner elects to
          -------------------------------
terminate this Agreement pursuant to Section 10.1 hereof, Operator shall provide Owner with the right to continue to use any and all Confidential Information of Operator that Owner deems necessary to operate the Business. Furthermore, Owner shall have the right to take possession of all of the Facility, Equipment, and assets of the Business by whatever method Owner may deem expedient. Operator shall not be entitled to receive any further payments under this Agreement after the date of termination, except for payments of the Operator's fees and revenue shares which have accrued prior to the date of termination.

     10.5 Operator's Rights Upon Termination.  In the event of  termination by
          ----------------------------------
Operator under the terms of Section 10.2 herein, Operator shall be reimbursed for work accomplished but not paid for and obligations incurred by Operator in accordance with this Agreement prior to such termination, the reasonable costs to demobilize and terminate its commitments to others which relate to the Operator's responsibilities hereunder and a reasonable fee based upon the cost of the work performed. Each Subcontract executed by Operator must contain a provision permitting Owner or Operator to terminate the Subcontract upon ten
(10) Days' written notice (or such other period as may be approved by Owner) and limiting the liability of Owner and Operator under such Subcontract to the extent provided in this Section 10.5.

     10.6 General Obligations.  If Owner terminates this Agreement, Operator
          -------------------
shall, at Owner's request, perform the following services relative to the
Services: (i) assist Owner in preparing an inventory of all Equipment, and assets at the Facility; (ii) terminate or assign to Owner, at Owner's sole option, all Subcontracts and other contractual agreements as may be designated by Owner, (iii) remove from the Facility all equipment owned by Operator, unless Owner elects to purchase said equipment at fair market value; and (iv) use its best efforts to facilitate the orderly transition of responsibilities to Owner or its designee. All expenses incurred by Operator in performing its obligations under clause (iv) of the immediately preceding sentence shall not be deemed to be Operating Costs.

     10.7 Limitations of Damages.  Except as otherwise expressly provided
          ----------------------
herein, neither Owner nor Operator shall be liable to the other whether in contract, in tort (including negligence and strict liability) under any warranty or otherwise, for any special, indirect, incidental or consequential loss or damage whatsoever, including loss of use of the Facility or lost profits.

                                  ARTICLE XI
                                REPRESENTATIONS
                                ---------------

     11.1 Warranties and Representations of Operator.  Operator represents and
          ------------------------------------------
warrants to Owner from and after the date hereof and during the term of this Agreement as follows:

          11.1.1 Corporate Standing.  Operator is a corporation in good standing
                 ------------------
under the laws of the State of Vermont, and the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action and will not violate any provision of any applicable Law, its charter or bylaws, or any indenture, agreement, or instrument to which it is party or by which it or its property may be bound or affected and assuming the due authorization, execution and delivery of this Agreement by Owner, this Agreement is a legal, valid and binding obligation of Operator, enforceable in accordance with its terms.

          11.1.2 No Violation of Law.  Operator is not in violation of any
                 -------------------
applicable Law.

          11.1.3 Licenses.  Operator is the holder of all federal, state, local
                 --------
and other authorizations required by law to conduct its business and all such consents, licenses, permits, and other authorizations required for the performance of Operator's obligations hereunder, are or will be in full force and effect prior to the Commencement Date and thereafter during the term hereof.

          11.1.4 Litigation.  Operator is not a party to any legal,
                 ----------
administrative, arbitration, investigational or other proceeding or controversy pending, or to the best of Operator's knowledge, threatened, that would adversely affect Operator's ability to perform under this Agreement.

          11.1.5 Qualifications.  Operator represents and warrants that it has:
                 --------------
(i) examined this Agreement thoroughly and become familiar with its terms; (ii) proper qualifications to perform the Services; (iii) reviewed and examined all applicable Laws, codes, and standards, including all safety, environmental, and security requirements; and (iv) carefully reviewed all documents, plans, drawings, and other information that it deems necessary regarding the Facility and its performance of the Services.

     11.2 Warranties and Representations of Owner.  Owner represents and
          ---------------------------------------
warrants to Operator from and after the date hereof and during the term of this Agreement as follows:

          11.2.1 Corporate Standing.  Owner is a corporation in good standing
                 ------------------
under the laws of the State of Delaware is authorized to do business in Vermont and the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action and will not violate any provision of any applicable Law, its charter or bylaws, or any indenture, agreement, or instrument to which it is party or by which it or its property may be bound or affected and assuming the due authorization, execution and delivery of this Agreement by Operator, this Agreement is a legal, valid and binding obligation of Owner, enforceable in accordance with its terms.

          11.2.2 No Violation of Law.  Owner is not in violation of any
                 -------------------
applicable Law.

          11.2.3 Licenses.  Owner is the holder of all federal, state, local and
                 --------
other authorizations required by law to conduct its business and all such consents, licenses, permits, and other authorizations required for the performance of Owner's obligations hereunder, are and will remain in full force and effect during the term hereof.

          11.2.4 Litigation.  Owner is not a party to any legal, administrative,
                 ----------
arbitration, investigational or other proceeding or controversy pending, or to the best of Owner's knowledge, threatened, that would adversely affect Owner's ability to perform under this Agreement

          11.2.5 Qualifications.  Owner represents and warrants that it has: (i)
                 --------------
examined this Agreement thoroughly and become familiar with its terms; (ii) proper qualifications to perform its obligations pursuant to this Agreement; and
(iii) reviewed, examined and abided by all applicable Laws, codes, and standards, including all safety, environmental, and security requirements.

                                  ARTICLE XII
                                   INDEMNITY
                                   ---------

     12.1 By Operator.  Operator shall be responsible for and shall defend,
          -----------
indemnify and save Owner and its affiliates, and their respective shareholders, officers, directors, employees and agents (the "Owner Indemnified Parties") harmless from, except for and to the extent caused by the negligence or willful misconduct of any Owner Indemnified Party, from any and all claims, suits, actions, losses, costs, expenses, liabilities, and damages, including legal fees and the costs of litigation arising out of or in connection with (i) all accidents, injuries, or damages in connection with the performance of the Services, arising from or related to any failure of Operator to comply with all Laws, (ii) Operator's breach, or default of any obligation to be performed by Operator or any Subcontractor under the provisions of this Agreement and/or the falsity of any of Operator's representations or warranties set forth in this Agreement, and (iii) the termination of this Agreement by Owner pursuant to
Section 10.1 hereof.

     12.2 By Owner.  Owner shall be responsible for and shall defend, indemnify
          --------
and save Operator, its shareholders, officers, directors, employees and agents (the "Operator Indemnified Parties") harmless, except for and to the extent caused by the negligence or willful misconduct of any Operator Indemnified Party, from any and all claims, suits, actions, losses, costs, expenses, liabilities, and damages, including legal fees and the costs of litigation arising out of or in connection with (i) any failure of Owner to comply with all Laws, and (ii) Owner's breach, or default of any obligation to be performed by Owner under the provisions of this Agreement and/or the falsity of any of Owner's representations or warranties set forth in this Agreement.

     12.3 Procedure for Indemnification with Respect to Third Party Claims.
          ----------------------------------------------------------------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article XII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article XII, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 12.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If any condition set forth in Section 12.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article XII.

     12.4 Procedure for Non-Third Party Claims.  If Owner or Operator wishes to
          ------------------------------------
make a claim for indemnity under Section 12.1 or Section 12.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 12.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 12.1 or
Section 12.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 12.1 or Section 12.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification

Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute arbitration in accordance with Article VIII under this Agreement to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     12.5 Survival of Claim.  All of the respective representations, warranties
          -----------------
and obligations of the parties to this Agreement shall survive the expiration of the Management Term until the expiration of the applicable statute of limitations on any claim which can be brought.

     12.6 Prompt Payment.  In the event that any party is required to make any
          --------------
payment under this Article XII, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article XII, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

                                 ARTICLE XIII
                               RIGHT OF REFUSAL
                               ----------------

     13.1 Right of Offer.  The Owner agrees not to offer, sell or accept an
          --------------
unsolicited offer (an "Offer") for the sale (the "Sale") of all or any portion of its rights in and to the Business, except for an Offer for the MACB division or a purchase of the Business by Armour Holdings, Inc., without first giving Operator written notice of the Offer (the "Offer Notice") containing the purchase price and, to the extent known, other material terms and conditions of such proposed Sale (the "Terms"). Upon delivery of the Offer Notice to Operator, the Business shall be deemed to have been offered for sale to Operator subject to the Terms. Operator shall then have the right, exercisable by giving written notice thereof to the Owner within ten (10) Days following delivery of the Offer Notice to give notice to the Owner of Operator's agreement to purchase the Business on the Terms and Operator shall thereafter have a period of fifteen
(15) Days following delivery of such notice to Owner, to enter into a binding written agreement to purchase the Business, in accordance with the Terms. If Operator shall exercise its right of offer with respect to the Business, such purchase shall be closed within such fifteen (15) Day period as hereinabove described. Failure by Operator to respond to an Offer Notice and/or enter into a binding written agreement for the sale of the Business within the time periods set forth above shall be deemed an election by Operator not to exercise its right of offer herein contained, in which case the Sale may be consummated with a third-party purchaser; provided such Sale is upon similar terms to the Terms and is consummated within six months after the delivery of the Offer Notice. The term "Sale" as used in this
Section 13.1 shall be deemed to include only the sale of the Business and not the sale of any other assets of the Owner or the sale of only the MACB division. The term "Sale" does not include the merger, consolidation, tender offer or other business combination involving the Owner as a whole.

     13.2 Armour Holdings Prior Right.  The Operator acknowledges that Armour
          ---------------------------
Holdings, Inc., under an Agreement dated April 1998 ("Armour Agreement") has a right of first offer relating to the Business which is prior to the right of Operator set forth in Section 13.1 above. If Armour Holdings, Inc., elects to exercise its right of offer contained in the Armour Agreement, the right of Operator set forth in Section 13.1 above shall be null and void.

     13.3 Commission.  If Owner sells the Business to a third party, including
          ----------
Armour Holdings, Inc., and Operator performed all its obligations under this Agreement, Owner shall pay Operator upon the consummation of the third party sale an amount equal to the Depreciation and Expense Payment paid or owed by Operator under Section 5.3 plus three (3%) percent of the sales price of the Business.

                                  ARTICLE XIV
                                 MISCELLANEOUS
                                 -------------

     14.1 Entire Agreement.  This Agreement contains the entire agreement and
          ----------------
understanding of the parties with respect to the subject matter hereof and shall supersede all prior agreements, commitments and oral understandings with respect thereto.

     14.2 Amendments.  No change, amendment, or modification of this Agreement
          ----------
shall be valid or binding upon the parties hereto unless such change, amendment, or modification shall be in writing and duly executed by the parties hereto.

     14.3 Joint Effort.  Preparation of this Agreement has been a joint effort
          ------------
of the parties hereto, and the resulting document shall not be construed more severely against one of the parties than against the other.

     14.4 Captions.  The captions contained in this Agreement are for
          --------
convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained herein.

     14.5 Notices.  Any notice, demand, offer, or written instrument required or
          -------
permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall be hand delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by fax or by an overnight commercial delivery service to the other party at such address as set forth below:

          (i)  if delivered to Owner:

                  1000 Crawford Place
                  Suite 400
                  Mt. Laurel, NJ 08054

            (ii)  if delivered to Operator:
                  180-200 Benmont Avenue
                  Bennington, Vermont

     Any party shall have the right to change the place to which such notice shall be sent or delivered by similar notice sent in like manner to the other party. The effective date of any notice issued pursuant to this Agreement shall be the date of the addressee's receipt of such notice.

     14.6   Severability. The invalidity of one or more or the phrases,
            ------------
sentences, clauses, or Articles contained in this Agreement shall not affect the validity of the remaining portion of the Agreement so long as the material purposes of this Agreement can be determined and effectuated.

     14.7   Assignment.  The Operator may assign its rights or responsibilities
            ----------
under this Agreement to an Affiliate of Operator provided (i) Operator demonstrates to Owner that the Affiliate is in equal or better financial condition than Operator, and (ii) Operator remains liable to Owner for the performance of all obligations of Operator hereunder. Except as allowed in this
Section 14.7, this Agreement may be assigned by either party only upon the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed.

     14.8   No Waiver.  Any failure of either party to enforce any of the
            ---------
provisions of this Agreement or to require compliance with any of its provisions at any time during the term of this Agreement, or any part hereof, shall not be deemed a waiver of the right of either party thereafter to enforce any and each such provision.

     14.9   Applicable Law.  This Agreement shall be governed by, and construed
            --------------
and enforced in accordance with, the laws of the State of Delaware, exclusive of conflicts of laws provisions.

     14.10  Successors and Assigns.  This Agreement shall be binding upon the
            ----------------------
parties hereto, their respective successors and assigns.

     14.11  Counterparts.  Provided that all parties hereto execute a copy of
            ------------
this Agreement, this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year first above written.

WITNESS/ATTEST:                    OWNER:
                                   Mace Security International, Inc.

_______________________            By:  /s/ Robert M. Kramer    (SEAL)

                                   OPERATOR:
                                   Mark Sport, Inc.

                                   By:  /s/ Jon E. Goodrich     (SEAL)